Exhibit (d.6)

SCHEDULE A

(all percentages are expressed as a percentage of average daily net assets):

Fund	Contractual Advisory Fee	Advisory Fee Waiver	Last Day of Term
iShares MSCI All Country Asia ex Japan Index Fund	0.74%	With respect to each such Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by such Fund in other series of iShares Trust, iShares, Inc. , iShares MSCI Russia Capped Index Fund, Inc. and iShares MSCI Emerging Markets Small Cap Index Fund, Inc.	June 30, 2012

iShares S&P Emerging Markets Infrastructure Index Fund	0.75%	With respect to each such Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by such Fund in other series of iShares Trust, iShares, Inc., iShares MSCI Russia Capped Index Fund, Inc. and iShares MSCI Emerging Markets Small Cap Index Fund, Inc.	June 30, 2012

iShares S&P National AMT-Free Municipal Bond Fund	0.25%	With respect to each such Fund, an amount equal to the aggregate Acquired Fund Fees and Expenses (as defined by the SEC in the instructions to form N-1A), if any, attributable to investments by such Fund in other series of iShares Trust, iShares, Inc., iShares MSCI Russia Capped Index Fund, Inc. and iShares MSCI Emerging Markets Small Cap Index Fund, Inc	June 30, 2012

(all percentages are expressed as a percentage of average daily net assets)

Fund	Contractual Advisory Fee	Advisory Fee Waiver	Net Advisory Fee After Waiver	Last Day of Term
iShares S&P Conservative Allocation Fund	0.25%	0.14%	0.11%	June 30, 2012
iShares S&P Moderate Allocation Fund	0.25%	0.14%	0.11%	June 30, 2012
iShares S&P Growth Allocation Fund	0.25%	0.14%	0.11%	June 30, 2012
iShares S&P Aggressive Allocation Fund	0.25%	0.14%	0.11%	June 30, 2012
iShares S&P Target Date Retirement Income Index Fund	0.25%	0.14%	0.11%	June 30, 2012
iShares S&P Target Date 2010 Index Fund	0.25%	0.14%	0.11%	June 30, 2012
iShares S&P Target Date 2015 Index Fund	0.25%	0.14%	0.11%	June 30, 2012
iShares S&P Target Date 2020 Index Fund	0.25%	0.14%	0.11%	June 30, 2012
iShares S&P Target Date 2025 Index Fund	0.25%	0.14%	0.11%	June 30, 2012
iShares S&P Target Date 2030 Index Fund	0.25%	0.14%	0.11%	June 30, 2012
iShares S&P Target Date 2035 Index Fund	0.25%	0.14%	0.11%	June 30, 2012
iShares S&P Target Date 2040 Index Fund	0.25%	0.14%	0.11%	June 30, 2012

ISHARES TRUST on behalf of each FUND		BLACKROCK FUND ADVISORS

By:	/s/ Eilleen Clavere	By:	/s/ Ed Baer
	Eilleen Clavere		Ed Baer
	Secretary, iShares Trust		Managing Director

		By:	/s/ Michael Latham
Michael Latham
Managing Director

Dated: December 2, 2010